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                                                                                     EXHIBIT 11(ii)
                                                                                     Page 1 of 2

                                            INGERSOLL-RAND COMPANY
                                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                       (In millions of dollars except for shares and per share amounts)
                                                            Years ended December 31,
                                             1995          1994          1993          1992          1991
     FULLY DILUTED EARNINGS PER SHARE:
     Earnings applicable to common
       stock before effect of
       accounting changes...........       $270.3        $211.1        $163.5       $ 115.6        $150.6
     Effect of accounting changes:
       - Postemployment benefits               --            --         (21.0)           --            --
       - Postretirement benefits
         other than pensions........           --            --            --        (332.0)           --
       - Income taxes...............           --            --            --         (18.0)           --
     Net earnings (loss) applicable
       to common stock..............       $270.3        $211.1        $142.5       $(234.4)       $150.6

     Average number of common
       shares outstanding...........  106,069,078   105,458,116   104,991,535   104,340,622   103,634,178
     Number of common shares
       issuable assuming exercise
       under incentive stock plans..      498,456       496,893       600,429       738,149       632,056
     Average number of outstanding
       shares as adjusted for
       fully diluted earnings per
       share calculations...........  106,567,534   105,955,009   105,591,964   105,078,771   104,266,234



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                                                                                           EXHIBIT 11(ii)
                                                                                           Page 2 of 2
                                            INGERSOLL-RAND COMPANY
                                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                       (In millions of dollars except for shares and per share amounts)
                                                  (Continued)

                                                            Years ended December 31,
                                             1995          1994          1993          1992          1991
     Fully diluted earnings per share:
     Earnings before effect of
       accounting change............        $2.54         $1.99        $ 1.55        $ 1.10         $1.44
       Effect of accounting changes:
         - Postemployment benefits             --            --         (0.20)           --            --
         - Postretirement benefits
           other than pensions......           --            --            --         (3.16)           --
         - Income taxes.............           --            --            --         (0.17)           --

     Fully diluted earnings (loss) per
       share........................        $2.54         $1.99        $ 1.35        $(2.23)        $1.44


     Notes:  All common share and per share amounts have been adjusted for the 2-for-1 stock split which was made in the form of a stock dividend in 1992.  This calculation is presented in accordance with the Securities Exchange Act of 1934, although it is not required disclosure under APB Opinion No.
     15.  Net earnings per share of common stock computed on a fully diluted basis are based on the average number of common shares outstanding during each year after adjustment for individual securities which may be dilutive.  Securities entering into consideration in making this calculation are common shares issuable under employee incentive stock plans.  Employee stock options outstanding have been included in the calculation of fully diluted earnings per share by applying the "Treasury
     Stock" Method quarterly.  Such calculations have been made using the higher of the average month-end market prices or the market prices at the end of the quarter, in order to reflect the maximum potential dilution.

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